EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103646 and 333-118696) and Form S-3 (No. 333-104188) of Dade Behring Holdings, Inc. of our report dated March 7, 2006 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
February 26, 2007